                                 EXHIBIT 3.1.5
                    AMENDMENT TO ARTICLES OF INCORPORATION

Microfilm Number                        Filed with the Department of State on
                                                                 ---------------
___________________
Entity Number

                                        ________________________________________
                                             Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)


      In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is: SEI Investments Company
                                   ---------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)  One Freedom Valley Road, Oaks, PA 19456               Montgomery County

--------------------------------------------------------------------------------

    Number and Street     City          State           Zip         County

    (b) Name of Commercial Registered Office Provider
    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is: PA Business
                                                          -----------
    Corporation Law of May 5, 1933, P.L. 364, as amended
    ----------------------------------------------------

4.  The date of its incorporation is:  November 18, 1968
                                      ------------------

5.  (Check, and if appropriate complete, one of the following):

    _____ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      X   The amendment shall be effective on:  February 14, 2001   at  4:00pm
    -----                                       --------------------  ----------
                                                      Date               Hour

6.  (Check one of the following):

      X   The amendment was adopted by the shareholders (or members) pursuant
    -----
          to 15 Pa.C.S. (S) 1914(a) and (b).

    _____ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. (S) 1914(c).

7.  (Check, and if appropriate complete, one of the following):

      X   The amendment adopted by the corporation, set forth in full, is as
    ------
          follows:

    Article V is hereby amended to read in its entirety as follows:

    "The aggregate number of shares which the corporation shall have the authority to issue is 750,060,000, consisting of 60,000 shares of Series Preferred Stock of the par value of $.05 per share and 750,000,000 shares of Common Stock of the par value $.01 per share. The Board of Directors of the corporation shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting privileges, limitations, options, conversion rights and other special or relative rights of any class or any series of any class that may be desired. The shareholders of the corporation shall not have the right to accumulate their votes for the election of directors."

    _____ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
    ---------

8.  (Check if the amendment restates the Articles):

    _____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 14th day of February, 2001.

                                             SEI Investments Company
                                   ---------------------------------------------
                                              (Name of Corporation)


                                             BY: /s/ Todd Cipperman
                                                 ------------------
                                                 Name: Todd Cipperman
                                                 Title:General Counsel

(CHANGES)                                                   BUREAU USE ONLY:
DOCKETING STATEMENT DSCB:15-134B (Rev 91)                   ____REVENUE
____LABOR & INDUSTRY
____ OTHER_________________________________

FILING FEE: NONE                                            FILE CODE

                                                            FILED DATE

                                                            MICROFILM NUMBER

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
308 NORTH OFFICE BUILDING
HARRISBURG, PA 17120-0029

Part I.  COMPLETE FOR EACH FILING:

Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new corporation if merger or consolidation) SEI Investments Company
-----------------------

Entity number, if known:   313011   NOTE: ENTITY NUMBER is the computer index
                         ----------
number assigned to an entity upon initial filing in the Department of State.

Incorporation/qualification date in Pa.:  November 18, 1968     State of
                                         ----------------------
Incorporation:  Pennsylvania
              --------------
 Federal Identification Number:   23-1707341
                               -------------
Specified effective date, if any:    February 14, 2001
                                 ---------------------

Part II. COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

           X  Articles of Amendment: complete Section A only
         -----

         _____Amended Certificate of Authority: complete Section A only

         _____Articles of Merger: complete Section B

         _____Articles of Consolidation: complete Section C

         _____Articles of Division: complete Section D

         _____Articles of Conversion: complete Section A and E only

         _____Statement of Merger, Consolidation or Division: complete Section
              B, C or D

         _____Statement of Correction: complete Section A only

         _____Statement of Termination: complete Section H

         _____Statement of Revival: complete Section G

         _____Dissolution by Shareholders or Incorporators before Commencement of Business: complete Section F only

         _____Amendment of Certificate of Limited Partnership: complete Section
              A only

Part III. COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:

               February                  14             2001      4:00pm
               ----------------------------------------------------------------
                 month                  day             year    hour, if any




  X       Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN Part I: (Check
-----
box/boxes which pertain

          ____   Name:

          ____   Registered Office:
                            Number & street/RD number & box number
                            City     State     Zip       County

          ____   Purpose:

            X    Stock: aggregate number of shares authorized 750,060,000 *
          ----                                                -------------
                 (attach additional provisions, if any)

          ____   Term of Existence:

          ____   Other:

          *consisting of 60,000 shares of Series Preferred Stock of the par value of $.05 per share and 750,000,000 shares of Common Stock of the par value $.01 per share.

____ Section B. MERGER (Complete Section A if any changes to survivor corporation):

                 MERGING CORPORATIONS ARE: (List only the merging corporations-SURVIVOR IS LISTED IN PART I)

             1.  Name:

                Entity Number, if known:___________________ Inc./quali. date in Pa.:_________________ State of Incorporation:

             2.  Name:__________________________________________________________
                Entity Number, if known:_______________ Inc./quali. date in Pa. ___________________ State of Incorporation:

                Attach sheet containing above corporate information if there are additional merging corporations.

____ Section C. CONSOLIDATION (NEW corporation information should be completed in Part I. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for the NEW corporation formed.)

             CONSOLIDATING CORPORATIONS ARE:
          1. Name:
                Entity Number, if known:_________________ Inc./quali. date in Pa.:_________________ State of Incorporation:
             2. Name:___________________________________________________________
                     Entity Number, if known:_________________ Inc./quali. date in Pa.:______________ State of Incorporation:

          Attach sheet containing above corporate information if there are additional consolidating corporations.

____ Section D. DIVISION (Forming NEW corporation(s) named below. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for EACH new corporation formed by division.)

                 _____________   1. Name:_______________________________________
          Entity Number

                 _____________   2. Name:_______________________________________
          Entity Number                 Attach sheet if there are additional
                                        corporations to be named.

             CHECK ONE:

             __ Corporation named in Part I survives. (Any changes, complete Section A)

             ___ Corporation named in Part I does not survive.

___       Section E. CONVERSION (Complete Section A)

             CHECK ONE:

             ___  Converted from nonprofit to profit

             ___  Converted from profit to nonprofit

___ Section F. DISSOLVED BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS

___ Section G STATEMENT OF REVIVAL Corporation named in Part I hereby revives its charter or articles which were forfeited by Proclamation or expired. (Complete Section A if any changes have been made to the revived corporation.)

___       Section H STATEMENT OF TERMINATION

          _________________________________ filed in the Department of State on
          (type of filing made)
          ___________________ is/are hereby terminated
          month     day     year   hour, if any

          If merger, consolidation or division, list all corporations involved, other than that listed in Part I:

               _________________ 1. Name: ______________________________________
          Entity Number

               _________________ 2. Name: ______________________________________
          Entity Number

             Attach sheet containing above information if there are additional corporations involved.